SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               BALTEK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               BALTEK CORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 22, 1997

To The Shareholders:

     Notice is hereby given that an annual meeting of Shareholders of Baltek Corporation will be held at the offices of Baltek Corporation, 10 Fairway Court, Northvale, New Jersey, on May 22, 1997, at 10:00 A.M. (Eastern Daylight Savings
Time):

     1. To elect seven (7) directors of the Company to hold office for the ensuing year;

     2. To approve the appointment of Deloitte & Touche LLP, Certified Public Accountants, as the independent auditors of the Company for 1997;

     3. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     A Proxy Statement relating to such meeting is enclosed herewith. The Annual Report of the Company for the fiscal year ended December 31, 1996 is also enclosed. Shareholders of record at the close of business on April 15, 1997 will be entitled to notice of and to vote at said meeting or any adjournments thereof.

     If you cannot be present at the meeting, will you kindly sign, date and return the enclosed form of proxy in the envelope provided.

                                              By Order of the Board of Directors


                                                          MARGOT W. KOHN
                                                            Secretary
Northvale, New Jersey
April 28, 1997



--------------------------------------------------------------------------------

         Please fill in, date, sign and mail promptly the accompanying proxy in the return envelope furnished for that purpose, whether or not you plan to attend the meeting.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                               BALTEK CORPORATION
                                  P.O. Box 195
                                10 Fairway Court
                           Northvale, New Jersey 07647

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 1997

To the Shareholders of Baltek Corporation:

     This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of Baltek Corporation (the "Company") to be held at 10:00 A.M. Eastern Daylight Savings time on May 22, 1997 at the offices of Baltek Corporation, 10 Fairway Court, Northvale, New Jersey and at any adjournments thereof. All shareholders of record at the close of business on April 15, 1997 are entitled to notice of and to vote at such meeting. Proxy Cards and Proxy Statements are expected to be mailed to shareholders on or about April 28, 1997. The stock transfer books will not be closed.

     Any proxy, if received in time for voting and not revoked, will be voted at the meeting in accordance with the directions of the shareholder. Any shareholder giving a proxy has the power to revoke it in person or by a writing delivered to the Secretary of the Company at any time before it is exercised. All expenses incurred in connection with this solicitation will be borne by the Company.

     The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. However, if any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment.

     At the close of business on April 3, 1997, the Company had outstanding 2,523,261 shares of Common Stock. Each share has one vote. Unless the context otherwise indicates, the term "Company" refers to Baltek Corporation.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's common stock at March 18, 1997 by each person known to the Company to be the beneficial owner at that date of more than 5 percent of the outstanding common stock of the Company, by each director, and by all directors and officers of the Company as a group (1):

         Name and Address                                Number of                     Percent
         Beneficial Owner                                 Shares                      of Class
         ----------------                                 ------                      --------
         Jacques Kohn                                     467,087                       18.5
         10 Fairway Court
         Northvale, N.J. 07647

         Jean Kohn                                        467,087                       18.5
         10 Fairway Court
         Northvale, N.J. 07647

         Bernard Kohn (a)                                 337,150                       13.4
         10 Fairway Court
         Northvale, N.J. 07647

         Reich & Tang Asset                               305,500                       12.1
           Management L.P. (b)

         Benson J. Zeikowitz                                  200                        *

         Theodore Ness                                      2,750                        *

         William F. Nicklin                                 2,000                        *

         All directors and officers as a                  951,087                       37.7
         group (9 persons including those
         named above)

---------------------
* Less than 1%

(a) The shares owned by Bernard Kohn are held in a voting trust, dated May 25, 1991, of which his brothers, Jacques Kohn and Jean Kohn, are the voting
Trustees.

(b) Successor to New England Investment Companies L.P. as the owner of the shares listed.

(1) For purpose of the above table, beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act. None of the provisions of that rule have any effect on the beneficial stock ownership of the Company.

                              ELECTION OF DIRECTORS

     Seven (7) Directors are to be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and shall have qualified.

     The members of the Board of Directors are elected by a majority of the shares present or represented at this meeting, and voting on the election of directors.

     Unless otherwise instructed, shares represented by the proxies will be voted for the election of the nominees listed below, all but one of whom are members of the present Board of Directors. All but one of the members of the Board of Directors were elected to their present term of office by the vote of the Shareholders at the annual meeting of the Company on May 23, 1996.

     The table below sets forth each nominee for election as a Director (based on information supplied by them), their name, their age, their principal occupation or employment during the past five years, and the number of Common Shares of stock of the Company beneficially owned, directly or indirectly, by them at the close of business on March 18, 1997.

                                                   INFORMATION CONCERNING NOMINEES

                                 Principal Occupation                                                Shares Beneficially
                                 or Employment by the                 Has Served                        Owned Directly
                                    Company unless                   as Director                      or Indirectly on
Name                              otherwise indicated                   since            Age            March 18, 1997
----                              -------------------                   -----            ---            --------------
Jacques Kohn (c)                 President                               1969(a)          75                467,087

Jean Kohn (c)                    Executive Vice President                1969(a)          72                467,087

Henri-Armand Kohn (c)            Executive Vice President                                 48                 11,963

Benson J. Zeikowitz              Treasurer                               1969(a)          70                    200

Theodore Ness (e)                Partner in Law Firm of                  1972             80                  2,750 (b)
                                 Herzfeld & Rubin, P.C.

Margot W. Kohn (c)               Secretary                               1975             71                     -0-(d)

William F. Nicklin (f)           Branch Manager, Account                 1981             53                  2,000
                                 Executive and Managing
                                 Director, Alex Brown & Sons

----------------------
(a) Has been a Director of the Company and its predecessors for over 20 years.

(b) Does not include 2,750 shares held by Mr. Ness's wife. Mr. Ness disclaims any beneficial interest in such shares.

(c) Jacques Kohn and Jean Kohn are brothers. Henri-Armand Kohn is the son of Jean Kohn. Margot W. Kohn is the wife of Jacques Kohn.

(d) Margot W. Kohn disclaims any beneficial interest in shares owned by her husband.

(e) Legal  services  are  provided  to the Company by the law firm of Herzfeld &
Rubin, P.C.

(f) Mr. Nicklin is a member of the Board of Directors of Carco Electronics a corporation registered under Section 12 of the Exchange Act. None of the other nominees are members of the Board of Directors of any corporations registered under Section 12 of the Exchange Act or subject to the requirements of Section
15(d) of the Act.

     The Board of Directors has an Audit Committee, the members of which are William F. Nicklin and Theodore Ness. The functions of the Audit Committee comprise generally the following: recommend to the Board of Directors the firm of independent accountants to serve the Company each fiscal year; review the scope, fees and results of the audit by the independent accountants; and review the internal accounting control procedures of the Company and compliance with those procedures and policies. The Audit Committee had two meetings in 1996.

     The Board of Directors also has a Compensation Committee, the members of which are William F. Nicklin and Theodore Ness. The Compensation Committee is to review periodically, and at least annually, the current compensation of the officers of the Company, and determine whether an adjustment is to be made in the amount and kinds of compensation to be paid to each of the officers. In 1996, no significant changes were made in the base compensation of the officers. The Compensation Committee had two meetings in 1996.

     The Board of Directors held three meetings in 1996. Jean Kohn, a member of the Board of Directors, did not attend these meetings. The Company has no Nominating Committee.

                             Executive Compensation

     The following information is furnished with respect to the President of the Company, as the Chief Executive Officer (CEO) and the Company's four most highly compensated officers, other than the CEO (all five are referred to collectively as the "named executive officers").

                                                     SUMMARY COMPENSATION TABLE

                                                                              Long Term Compensation
---------------------------------------------------------------------------------------------------------------------------
                                      Annual Compensation                         Awards          Payouts
---------------------------------------------------------------------------------------------------------------------------
    (a)                 (b)       (c)         (d)            (e)             (f)          (g)       (h)           (i)
                                                                                      Securities
                                                            Other        Restricted   Underlying
Name and                                                   Annual           Stock      Options/    LTIP        All Other
Principal Position     Year     Salary     Bonus (1)  Compensation (3)    Award(s)     SARs (#)   Payout   Compensation (2)
------------------     ----     ------     ---------  ----------------    --------     --------   ------   ----------------
Jacques Kohn           1996    $192,107    $ 5,000         $14,502           $0            0        $0          $ 3,371
President & CEO        1995    $192,107    $35,531         $14,502           $0            0        $0          $ 8,933
                       1994    $192,107    $20,430         $14,502           $0            0        $0          $ 7,529
Jean Kohn              1996    $184,992    $ 5,000         $10,551           $0            0        $0          $ 9,239
Executive Vice         1995    $184,992    $34,216         $10,551           $0            0        $0          $16,658
President              1994    $192,107    $20,430         $10,551           $0            0        $0          $13,938

Benson J. Zeikowitz    1996    $169,992    $ 5,000         $ 9,080           $0            0        $0          $ 9,239
Treasurer              1995    $169,992    $31,441         $ 9,080           $0            0        $0          $16,658
                       1994    $169,992    $18,078         $ 9,080           $0            0        $0          $13,938
Antonio R. Diaz        1996    $190,260    $ 5,000         $ 5,328           $0            0        $0          $ 9,239
Vice President-Latin   1995    $185,990    $34,400         $ 5,201           $0            0        $0          $16,658
American Operations    1994    $180,912    $19,240         $ 5,201           $0            0        $0          $13,938

Margot W. Kohn         1996    $166,150    $ 5,000         $ 9,822           $0            0        $0          $ 2,294
Secretary              1995    $166,150    $30,731         $ 9,822           $0            0        $0          $ 7,725
                       1994    $166,150    $17,670         $ 9,822           $0            0        $0          $ 6,409

------------------


(1) The bonuses were paid pursuant to the Company's Officers' Group Bonus Plan, adopted in 1988. The provisions of the Plan are as follows: (1) the Plan covers eight officers of the Company including the named executive officers;
    (2) the bonus is based on income before taxes (IBT) and before bonus; (3) no bonus is paid until consolidated IBT is at least 4% of revenues, except that if the Company is profitable then a minimum bonus of $5,000.00 each is paid;
    (4) Group bonus is calculated as follows:

                      IBT as a %           Group bonus as a
                      of Revenues              % of IBT
                      -----------              --------
                      4 to 5.99%                   5%
                      6 to 7.99%                   8%
                       8 and up                   10%

    (5) the group bonus shall be divided pro-rata based on the current annual salaries of the officers; and (6) the maximum bonus for each shall not exceed 30% of annual compensation.

(2) The  amounts  represent  contributions  by  the  Company  under  the  Baltek
    Corporation Profit Sharing Plan, a qualified contribution plan covering all salaried employees, to which the Company makes annual contributions out of its profits. Each contribution is allocated to participants on the basis of their respective rates of compensation, but with lesser amounts allocated to compensation that constitutes "wages" for social security purposes, in accordance with the rules of the Internal Revenue Code. The Plan provides for vesting of amounts contributed by the Company over a period of years.

(3) The amounts are premiums paid by the Company on individual life insurance policies on the lives of 8 officers, including the named executive officers.
    Each individual executive owns the policy on his life. This insurance is in addition to a group-term life insurance policy providing term insurance on all the salaried employees, with a maximum coverage per employee of $50,000.

(4) The Company has adopted an amendment to the Profit Sharing Plan described in note (2) providing an election to all the participants, pursuant to Section
    401(k) of the Internal Revenue Code, to defer between 2 percent and 10 percent of salary. Amounts deferred are paid over to the Trustee under that Plan. The amendment does not provide for matching Company contributions. The amounts of salary listed in column (c) are the salaries of the named executive officers before any elective deferral under the amendment.

     No member of the Board of Directors was compensated for his services on the Board of Directors, except William F. Nicklin, whose compensation consisted of an annual fee of $3,000, plus a fee of $350 for each meeting of the Board of Directors.


                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Committee's compensation policy is subjective and not subject to specific criteria. The salaries of the executive officers were not increased in 1996.

     The policy of the Compensation Committee as to compensation payable to executive officers is that the executive officers function as an integrated team, headed by the CEO. They earn bonuses under the Officers' Group Bonus Plan, depending upon the profitability of the Company's operations. Increases in the salaries of officers are not based on the profit performance of the Company, but rather on exceptionally valuable services of particular officers and also on years of service.

     As stated above, the compensation of the CEO was not increased for the year 1996. The compensation received by him for that year is based on services over a period of more than 50 years for the Company and its predecessors. His work requires involvement and decision-making in all areas of the Company's balsa and shrimp business in the United States, Ecuador, and in all other markets where the Company's products are sold. His compensation for 1996 was well-earned.


                                                          COMPENSATION COMMITTEE
                                                                   Theodore Ness
                                                              William F. Nicklin

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business at the end of the years 1991 through 1996 in: (a) the Company's common stock; (b) the NASDAQ Market Value Index; and (c) the SIC Based Peer Group #2430 Millwork, Veneer, Plywood. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and each of the indices.


                             INDEX OF TOTAL RETURNS:

                 Baltek Corporation; NASDAQ Market Value Index;
                   Peer Group #2430 Millwork, Veneer, Plywood
                       January 1, 1992 - December 31, 1996


                    [GRAPHIC-GRAPH PLOTTED TO POINTS BELOW]

                                                FISCAL YEAR ENDING
                              --------------------------------------------------
COMPANY                       1991      1992     1993     1994    1995     1996
-------                       ----      ----     ----     ----    ----     ----
BALTEK CORP                   100      109.52   133.33   123.81  161.90   138.10
INDUSTRY INDEX                100      142.57   164.77   175.00  174.53   209.57
BROAD MARKET                  100      100.98   121.13   127.17  164.96   204.98

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On recommendation of the Audit Committee, the Board of Directors recommends the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1997.

     A representative of Deloitte & Touche LLP will be present at this Annual Meeting with the opportunity to make a statement and to respond to shareholder questions.

     The Board of Directors considers Deloitte & Touche LLP to be well qualified to serve as auditors. The Board of Directors recommends a vote "For" the proposal to ratify the selection of Deloitte & Touche LLP as independent accountants for the year 1997.

     Ratification of the selection of Deloitte & Touche LLP as independent accountants requires the affirmative vote of a majority of shareholders present in person or by proxy at this meeting, and voting on this proposal.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered by the Company for inclusion in the 1998 Annual Meeting of Shareholders proxy materials must be received by the Company not later than January 30, 1998.


                                  OTHER MATTERS

     While the Board of Directors does not know of any matters which may be brought before the meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that shares represented by proxies will be voted in support of the Board of Directors on any question which may properly be submitted at the meeting.

                                              By Order of the Board of Directors


                                                        MARGOT W. KOHN
                                                           Secretary

Northvale, New Jersey
April 28, 1997

                                 REVOCABLE PROXY
                               BALTEK CORPORATION

    [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

                       SOLICITED BY THE BOARD OF DIRECTORS

   PROXY for Annual Meeting of Stockholders to be held on May 22, 1997 at 10:00 A.M.Eastern Daylight Savings Time at the offices of Baltek Corporation, 10 Fairway Court, Northvale, New Jersey.

   The undersigned hereby appoint Jacques Kohn, Benson J. Zeikowitz and Theodore Ness, or any one of them, with full power of substitution, as proxies to vote at the Annual Meeting of Shareholders (including adjournments) of Baltek Corporation to be convened May 22, 1997.

   The Board of Directors recommends a vote FOR:

1. Election of Directors


Nominees:

   Jacques Kohn, Jean Kohn, Henri-Armand Kohn, Benson J. Zeikowitz, Theodore Ness, Margot W. Kohn & William F. Nicklin

   [  ] FOR            [   ] WITHHOLD            [   ] FOR ALL EXCEPT

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.
--------------------------------------------------------------------------------



   2. Proposal to approve the selection of Deloitte & Touche LLP as auditors of the Company.

   [  ] FOR            [   ] AGAINST            [   ] ABSTAIN


3. In their discretion, upon such matters as may properly come before the meeting.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED UPON THE RESOLUTIONS LISTED ABOVE IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE STOCKHOLDER, BUT IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS, AND OTHERWISE ACCORDING TO MANAGEMENT RECOMMENDATIONS.

   This proxy is to be voted for each proposition unless a contrary vote is specified. It may be revoked at any time prior to its exercise in person or by a writing delivered to the Secretary of the Company.

   When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.

   Please be sure to sign and date this Proxy in the box below.

                          _____________________________
                                      Date

                          _____________________________
                             Stockholder sign above

                          _____________________________
                          Co-holder (if any) sign above


   Detach above card, sign, date and mail in postage paid envelope provided.

                               BALTEK CORPORATION
                               Northvale, NJ 07647

                               PLEASE ACT PROMPTLY

   BE SURE TO COMPLETE, SIGN AND RETURN THIS PROXY, WHETHER OR NOT YOU ELECT TO BE PRESENT IN PERSON. ALL SIGNATURES MUST APPEAR EXACTLY AS YOUR NAME APPEARS ON THIS PROXY.

                                    THANK YOU